April 7, 2009

Baptist Community Services 701 Park Place Avenue
Amarillo, Texas 79101
Attn: T.H. Holloway, President

RE: Amendment to Subordinated Promissory Note

Gentlemen:

This letter confirms our agreement to amend the Subordinated Promissory Note, dated as of December 31, 2008 (as amended, the "Note"), issued by NaturalShrimp Holdings, Inc. (the "Company") to Baptist Community Services. As set forth in §2 of the Note, the maximum principal amount outstanding under the Note shall not exceed $70,000 and the Company could borrow amounts under the Note until March 31, 2009. This letter represents our agreement to increase the maximum Principal amount outstanding under the Note to $125,000 and to extend the date until which the Company can borrow amounts under the Note to the Maturity Date, as defined in the Note.

Please confirm your agreement to the foregoing by signing the enclosed copy of this letter.

Very truly yours,

NATURALSHRIMP HOLDINGS, INC.

By:           /s/ Bill G. Williams
Bill G. Williams, Chairman

AGREED TO AS OF APRIL 7, 2009 BAPTIST COMMUNITY SERVICES

By: /s/ T.H. Holloway, President
T. H. Holloway, President

BOARD/OFFICER RESIGNATION

I, Stephen T. Dalrymple, hereby resign, effective as of the date specified below, as a board member of the Board of Directors of NaturalShrimp Holdings, Inc., a Delaware corporation, and as an officer (the position of Secretary) of said corporation.

EFFECTIVE DATE: December 1 2008

/s/Stephen T. Dalrymple

THIS SUBORDINATED PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH HEREIN TO THE SENIOR OBLIGATIONS (AS DEFINED HEREIN) OWED BY NATURALSHRIMP HOLDINGS, INC. THE HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES THAT THE PRINCIPAL AND INTEREST ON THE INDEBTEDNESS CREATED OR EVIDENCED BY THIS SUBORDINATED PROMISSORY NOTE SHALL NOT BECOME DUE OR BE PAID OR PAYABLE EXCEPT TO THE EXTENT PERMITTED BY THE SUBORDINATION AND OTHER PROVISIONS SET FORTH HEREIN AND IRREVOCABLY AGREES TO BE BOUND BY THE SUBORDINATION AND OTHER PROVISIONS SET FORTH HEREIN.

SUBORDINATED PROMISSORY NOTE

DUE SEPTEMBER 15, 2009

$70,000.00 December 31, 2008
Waco, Texas

FOR VALUE RECEIVED, NaturalShrimp Holdings, Inc., a Delaware corporation (the "Company") promises to pay to the order of Baptist Community Services, a Texas non-profit corporation (the "Payee"), or its assigns, at 701 Park Place Avenue, Amarillo, Texas 79101, the principal sum of the lesser of (i) the outstanding principal sum of SEVENTY THOUSAND and 00/100 DOLLARS ($70,000) and (ii) the unpaid principal amount of the advances made by the Payee pursuant to the terms of this Subordinated Promissory Note (as amended, amended and restated, supplemented or otherwise modified from time to time, this "Note') on the Maturity Date (as defined below), together with Interest (as defined below) in arrears on the unpaid principal balance from time to time outstanding from the date hereof until the entire principal amount due hereunder is paid in full at the times and the rates provided in this Note.

1.            DefinitionsUnless the context specifically requires otherwise, capitalized terms used in this Note shall have the meaning specified below:

"Business Day" means any day other than a Saturday, Sunday or Texas or Federal holiday. "Default Rate" has the meaning set forth in Section 4 of this Note.

"Dollars" or "$" means the lawful currency of the United States of America. "Event of Default" has the meaning set forth in Section 9 of this Note.

"Indebtedness" means with respect to any Person: (a) any liability, contingent or otherwise, of such Person (i) for borrowed money, (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, (iii) for any letter of credit or performance bond in favor of such Person, (iv) for the payment of money relating to a capitalized lease obligation, or (v) any liability, contingent or otherwise, of such Person to any other Person for any purchase price associated with any acquisition of assets, business or otherwise (including any deferred purchase price, assumption of Indebtedness, non-competition payments or other forms of consideration); (b) any liability of others of the kind described in the preceding clause (a), which the Person has guaranteed or which is otherwise its legal liability, contingent or otherwise; (c) any obligation secured by a lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; (d) all other items (except items of capital stock, capital or paid-in surplus or retained earnings) which, in accordance with generally accepted accounting principles, would be included as a liability on the balance sheet of such Person on the date of determination; and (e) any and all deferrals, renewals, extensions or refinancing of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d).

"Indemnified Parties" has the meaning set forth in Section 13 of this Note. "Involuntary Petition" has the meaning set forth in Section 9(f) of this Note. "Interest" has the meaning set forth in Section 4 of this Note.

"Loan" has the meaning set forth in Section 2 of this Note.

"Maturity Date" has the meaning set forth in Section 5 of this Note.

"Obligations" means the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loan and interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, related to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether or not at the default rate) this Note and all other obligations and liabilities of the Company to the Payee, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Note and any other document made, delivered, or given in connection herewith or therewith, whether on account of principal, interest, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel) or otherwise.

"Person" means any individual, corporation, association, partnership (general or limited), joint venture, trust, unincorporated organization, limited liability company or other entity or organization of any kind or any government or any agency or political subdivision thereof, including, without limitation, any partner, officer, director, member, manager or employee of such Person.

"Senior Obligations" means the obligations in respect of the Indebtedness evidenced by the Secured Promissory Note, dated September 13, 2005, issued by the Company to Amarillo National Bank in the original principal amount of $1,500,000, as modified by that certain Change In Terms Agreement, dated September 16, 2006, pursuant to which the principal amount of such Secured Promissory Note was increased to $2,000,000 and the maturity date was extended to September 13, 2008, as further modified by the Promissory Note, dated September 13, 2008, pursuant to which the maturity date of such Indebtedness was extended until September 15, 2009, together with all deferrals, renewals, extensions or refinancing of, or amendments, modifications or supplements to such Indebtedness.

"Senior Lender" has the meaning set forth in Section 12 of this Note.

2.            AdvancesThe principal amount at any time outstanding under this Note shall not exceed $70,000.00. Within such limit, the Company may borrow amounts hereunder from the date hereof until March 31, 2009 for a permitted purpose stated in Section 3 (all such amounts borrowed are collectively referred to as the "Loans"). At the option of the Payee, each principal advance and each prepayment thereof made pursuant to this Note, if any, may be reflected by notations made by the Payee on the Schedule attached hereto by Payee, and the aggregate unpaid amounts reflected by the notations on such Schedule shall be deemed rebuttably presumptive evidence of the principal amount outstanding unpaid on this Note. All advances of amounts borrowed by the Company under this Note will be paid by Payee to the applicable third party recipient identified by the Company at the time of such payment. The Company shall provide notice and supporting documentation reasonably acceptable to the Payee no less than fifteen (15) days prior to the date on which an advance is to be made.

3.            Use of ProceedsThe Company agrees to use the proceeds of this Note shall be used exclusively for the payment of (i) monthly payments of interest owed by the Company under the Senior Obligations, (ii) property taxes required to be paid pursuant to the terms of the Senior Obligations and (iii) insurance premiums for insurance policies required to be maintained pursuant to the terms of the Senior Obligations.

4.            InterestThe Loan shall bear interest ("Interest") on the unpaid principal amount thereof from the date hereof at the rate of ten percent (10.00%) per annum; provided, that, from and during the continuance of an Event of Default, the unpaid principal balance of the Loan and, to the extent permitted by law, overdue Interest shall bear interest at a rate per annum equal to the rate of interest otherwise applicable thereto plus 2.00% per annum (the "Default Rate'). Interest on the Loan shall be calculated on the basis of a year of 365/366 days, as applicable for the actual days elapsed.

5.            Principal PrepaymentsThe outstanding principal balance of the Loan, without set-off, deduction or counterclaim, together in each case with all accrued Interest thereon, shall be due and payable in full on the earlier to occur of (a) September 15, 2009 and (b) the date that this Note becomes due and payable in full in accordance with the terms hereof, whether by acceleration or otherwise (such earlier date, the "Maturity Date").

6.            Prepayments Subject to the subordination terms set forth in Section 12, the Company shall be entitled, at any time, upon at least thirty (30) days prior written notice to the Payee to prepay all or any part of the unpaid principal amount of the Loan without premium or penalty. Partial prepayments will be applied first to pay accrued and unpaid Interest and second, after all Interest accrued through the date of such partial prepayment has been paid in full, to reduce the principal amount outstanding hereunder.

7.            Place and Time of PaymentAll payments of principal and accrued Interest on this

Note shall be made (to the extent permitted by the subordination terms set forth in Section 12) by the Company in Dollars in immediately available funds not later than 12:00 p.m., Central time, on the date such payment is due, or, if such date is not a Business Day, on the next succeeding Business Day at the address of the Payee stated herein or at such other address of which the Company shall have received written notice or, at the Payee's election, by crediting the Payee's account at a bank designated by the Payee in writing to the Company. Subject to the subordination terms set forth in Section 12, the accrued Interest shall be payable in immediately available funds on a monthly basis commencing on April 30, 2009 and shall be due and payable in full on any payment of the principal balance of this Note, whether as a result of maturity, prepayment, acceleration or otherwise; provided, however, that Default Interest shall be payable on demand. Monthly payments of Interest on this Note shall be made (to the extent permitted by the subordination terms set forth in Section 12) on the last day of each calendar month (i.e. April 30, May 31, June 30, July 31, and August 31). To the extent that any Interest shall not be paid when due solely as a result of the subordination terms set forth in Section 12, such Interest shall accrue and shall compound monthly on the last date of each calendar month during the period this Note is outstanding.

8.             Representations and WarrantiesThe Company hereby represents and warrants as follows: (a) the Company is a corporation duly organized and validly existing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of Texas; (b) the Company has all requisite corporate power and authority to execute, deliver and perform this Note, and to own and operate its properties and assets and carry on its business as presently being conducted; and (c) the execution, delivery and performance by the Company of this Note do not and will not contravene (i) its articles or bylaws, (ii) any material contract, agreement, license, permit, franchise or other document to which it is a party or by which it is bound, (iii) any judgment, decree or order by which it is bound or (iv) any statute, rule or regulation of any federal, state or local government or agency applicable to the Company.

9.             Events of DefaultIn each case of the happening of any of the following events (each an "Event of Default"):

(a) if a default occurs in the payment of any amounts due under this Note,

whether at the due date thereof or upon acceleration thereof;

(b) if any representation or warranty of the Company made herein shall prove to have been false or misleading in any material respect when made;

(c) if a default occurs in the due observance or performance of any covenant,

condition or agreement on the part of the Company to be observed or performed pursuant to any of the provisions of this Note and such default remains uncured for thirty (30) days after written notice of default has been given to the Company by the Payee specifying such default and requiring it to be remedied;

(d) if the payment of any other Indebtedness of the Company for borrowed money, including, but not limited to, the Senior Obligations, is accelerated prior to the stated maturity thereof or the holders of such Indebtedness exercise rights and remedies resulting from a default in the Company's obligations with respect to such Indebtedness;

(e) if the Company shall: (i) discontinue its business; (ii) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property; (iii) admit in writing its inability to pay its debt as they mature; (iv) make a general assignment for the benefit of creditors; or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation laws or statutes, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or if corporate action shall be taken for the purpose of effecting any of the foregoing;

(f)  if there shall be filed against the Company an involuntary petition seeking reorganization of the Company or the appointment of a receiver, trustee, custodian or liquidator of the Company or a substantial part of its assets, or any involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect (any of the foregoing petitions being hereinafter referred to as an "Involuntary Petition") which is not dismissed within sixth (60) days; or

(g)if there occurs any attachment of all or substantially all of the property of the Company, which shall not be discharged or bonded within sixty (60) days of the date of such attachment;

then, upon each and every such Event of Default and during the continuance of any such Event of Default, and, upon the action of the Payee (subject to the subordination terms set forth in Section 12), this Note shall immediately become due and payable upon written notice to the Company, both as to principal and Interest, without presentment, demand or protest, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding (except in the case of an Event of Default under subsections (e) or (f) of this Section 9, in which event this Note shall automatically become due and payable). In the event of an acceleration of this Note as a result of an Involuntary Petition as specified in clause (f) of this Section 9, such acceleration shall be rescinded, and the Company's rights hereunder reinstated, if, within sixty (60) days following the filing of such Involuntary Petition, such Involuntary Petition shall have been dismissed or stayed, and there shall exist no other Event of Default under this Note and such Event of Default shall be deemed cured.

10.            Remedies on Default, Etc. In the event that one or more Events of Default shall occur and be continuing, the Payee shall have the right, subject to the subordination provisions set forth in Section 12, to exercise all rights and remedies under this Note and/or under applicable law or equity, and may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in this Note, or for an injunction against a violation of any of the terms hereof or in or of the exercise of any power granted hereby or by law. No right conferred upon the Payee hereby shall be exclusive of any other right referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

11.            Waivers by the CompanyThe Company, to the extent permitted by applicable law, waives presentment for payment, protest and demand, and notice of protest, demand and/or dishonor and nonpayment of this Note, notice of any Event of Default under this Note by the Company, and all other notices or demands otherwise required by law that the Company may lawfully waive.

12.            SubordinationThe Payee hereby agrees, for itself and its successors,

assigns and transferees, that all its right, title and interest in and to the Obligations, including the payment of any amount owed in respect hereof, shall be subordinate and junior in right of payment to the rights of any lender (the "Senior Lender") in respect of the Senior Obligations owed to such Senior Lender, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed or allowable in any such proceedings), fees, charges, expenses, indemnities, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof. The Company and the Payee agree that no payment in respect of the Obligations, whether as principal, interest or otherwise, and whether in cash, securities or property (other than the accrual of interest as provided herein) shall be made by or on behalf of the Company or received, accepted or demanded by or on behalf of the Payee, except as permitted by the Senior Obligations; provided, that nothing shall prohibit the Payee from receiving, accepting or demanding payment of all or any part of the Obligations from and after the indefeasible payment in full of the Senior Obligations. In the event that any payment by, or on behalf of, or distribution of the assets of, the Company shall be received by the Payee at a time which such payment is prohibited by this Note, such payment or distribution shall be held by the Payee in trust for the benefit of, and shall forthwith be paid over to, the applicable Senior Lender.

13.            Indemnification; Expenses The Company shall, subject to the subordination terms set forth in Section 12, to the fullest extent permitted by law, and in addition to any such rights which any Indemnified Party (as defined below) may have pursuant to statute or otherwise, indemnify and hold harmless the Payee (including any officers, directors, employees, agents, representatives, heirs, successors or assignees thereof, the "Indemnified Parties") from and against any and all losses, claims, damages, expenses and liabilities, joint or several, including any investigation, legal and other expenses incurred in connection with the investigation, defense, settlement or appeal of, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, to which they, or any of them, become subject as a result of the execution and delivery of this Note or credit having been extended hereunder, or in connection with or arising out of the transactions contemplated hereunder, including any legal costs and expenses arising out of or incurred in connection with the enforcement of this Note, except to the extent such losses, claims, damages, expenses or liabilities arise from the gross negligence, willful misconduct or bad faith of any Indemnified Party. The indemnification provided for in this Section 13 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Parties. Subject to the subordination terms set forth in Section 12, the Company shall pay all out-of-pocket costs and expenses reasonably incurred by the Payee with respect to the negotiation, execution and delivery of, any amendments, modifications or waivers to, and performance of this Note and the agreements, documents and instruments contemplated hereby or executed pursuant hereto, including the reasonable legal fees and disbursements for the professional services of counsel to the Payee. Subject to the subordination terms set forth in Section 12, upon and after the date hereof, the Company shall pay all out-of-pocket costs incurred by the Payee in connection with the enforcement of this Note, and the agreements, documents and instruments contemplated hereby or executed pursuant hereto.

14.            Maximum Interest Rate                                                     No provision of this Note or of any other document

or agreement executed in connection herewith shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with the Loan evidenced hereby, the provisions of this Section 14 shall govern and prevail and neither the Company nor the successors or assigns of the Company shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. In the event the Payee ever receives, collects or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the Indebtedness evidenced by this Note and, if the principal of the Note has been paid in full, any remaining excess shall be paid to the Company. In determining whether or not the interest paid or payable exceeds the maximum amount permitted by applicable law, the Company and the Payee shall, to the extent permitted by applicable law (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Indebtedness evidenced by this Note so that interest for the entire term does not exceed the maximum amount permitted by applicable law.

15.            Amendments, Waivers and ConsentsNo course of dealing between the

Company and the Payee and no delay on the part of any party hereto in exercising any rights hereunder shall operate as a waiver of the rights hereof. Any changes in or additions to, and any consents required by, or requests or demands made pursuant to, this Note shall be made, and compliance with any term, covenant, condition or provision set forth herein shall be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) by a written instrument or instruments signed by the Payee and the Company.

16.            Survival of Covenants; Assignability of RightsAll covenants, agreements,

representations and warranties of the Company made herein and to be performed prior to or on the date hereof, and in the other written information delivered or furnished to the Payee pursuant to the terms of this Note, shall bind the Company's successors and assigns, whether so expressed or not, and, except as otherwise provided in this Note, all such covenants, agreements, representations and warranties shall insure to the benefit of the Payee's heirs, successors and assigns, whether so expressed or not. The Company may not assign its Obligations under this Note or in connection herewith without the prior written consent of the Payee. Each successor, assignee or transferee of this Note by its acceptance hereof agrees to be bound by the provisions hereof, including without limitation the subordination provisions set forth in Section 12.

17.            Note Replacement Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon delivery of indemnity satisfactory to the Company, or in case of such mutilation, upon surrender and cancellation of this Note, the Company will issue a new note, or like tenor, in lieu, and dated the date, of such lost, stolen, destroyed or mutilated Note.

18.            GOVERNING LAW; JURISDICTION; VENUETHE RIGHTS AND

OBLIGATIONS OF THE COMPANY AND ALL PROVISIONS HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THE COMPANY HEREBY AGREES THAT THE STATE AND FEDERAL COURTS OF THE STATE OF TEXAS SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES PERTAINING DIRECTLY OR INDIRECTLY TO THIS NOTE, AND ALL DOCUMENTS, INSTRUMENTS AND AGREEMENTS EXECUTED PURSUANT HERETO, OR TO ANY MATTER ARISING HEREFROM. TO THE EXTENT PERMITTED BY LAW, THE COMPANY HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY THE PAYEE IN ANY OF SUCH COURTS, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HERETO. THE COMPANY WAIVES ANY CLAIM THAT AMARILLO, TEXAS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. THE CHOICE OF FORUM SET FORTH IN THIS SECTION 18 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION.

19.             Section Headings                                         The descriptive headings in this Note have been inserted

for convenience only and shall not be deemed to limit or otherwise affect construction or any provision hereof.

20.             No Third Party Beneficiaries The parties acknowledge and agree that there are no intended third party beneficiaries to this Note, including, without limitation, each recipient of Loan proceeds pursuant to the terms of Section 2.

21.             Severability Whenever possible, each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Note.

22.             Integration This Note and any other instruments, documents or agreements executed or delivered herewith on the date hereof, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written or oral, among the Company and the Payee with respect to the subject matter hereof. THIS NOTE AND ANY OTHER DOCUMENTS DELIVERED CONTEMPORANEOUSLY HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

23.             Relationship of the Parties The Company acknowledges that it has been advised to, and has had the opportunity to, obtain the advice of experienced counsel and an accountant of its own choosing in connection with the negotiation and execution of this Note and to obtain the advice of such counsel and accountant with respect to all matters contained herein. The Company further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decision to request the Loan and execute and deliver this Note.

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IN WITNESS WHEREOF, the Company has caused this Note to be executed as an instrument under seal by its duly authorized representative as of the day and year first above written.

NATURALSHRIMP HOLDINGS, INC.

By:         /s/ Bill G. Williams
Name: Bill G. Williams
Title:  Chairman

Acknowledged and Agreed to by:

BAPTIST COMMUNITY SERVICES

By: /s/ Jared-Robert Byrd
Name: Jared-Robert Byrd
Title: Chairman of the Board

Schedule

to

Subordinated Promissory Note

DATE	AMOUNT OF ADVANCE	AMOUNT OF PRINCIPAL PAID	AMOUNT OF INTEREST PAID	UNPAID PRINCIPAL BALANCE	UNPAID INTEREST BALANCE	NOTATION MADE BY (INITIALS)